SECOND AMENDMENT TO AGREEMENT FOR
PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS

This SECOND AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS (this “Second Amendment”) is entered into as of July 10, 2007, by and between KOKOMO MEDICAL OFFICE PARK, L.P., an Indiana limited partnership (“Seller”), and TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company (“Buyer”), with reference to the following Recitals:

R E C I T A L S

A. Seller and Buyer have previously entered into that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions dated as of June 12, 2007, as amended by that certain First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions dated June 25, 2007 by and between Seller and Buyer (collectively, the “Purchase Agreement”), wherein Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, that certain “Property” more particularly described in the Purchase Agreement, on the terms and conditions set forth in the Purchase Agreement.

B. Seller and Buyer desire to amend the Purchase Agreement as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by this reference) and for other good and valuable consideration, the receipt and sufficiency of which are herby acknowledged, the parties hereto agree as follows:

A G R E E M E N T

1. Definitions. All initially capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement unless the context clearly indicates otherwise. All references to “the Agreement” or “this Agreement” in the Purchase Agreement or in this Second Amendment shall mean and refer to the Purchase Agreement as amended by this Second Amendment.

2. Due Diligence Period. Notwithstanding anything to the contrary contained in the Purchase Agreement, as of the date of this Second Amendment, the Due Diligence Period shall be deemed to conclude on Friday, July 27, 2007.

3. Effect of this Second Amendment. Except as amended and/or modified by this Second Amendment, the Purchase Agreement is hereby ratified and confirmed and all other terms of the Purchase Agreement are and shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Purchase Agreement, the provisions of this Second Amendment shall control. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Purchase Agreement are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

4. Counterparts. This Second Amendment may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their duly authorized representatives as of the date first referenced above.

SELLER:	KOKOMO MEDICAL OFFICE PARK, L.P. an Indiana limited partnership
By: KOKOMO MEDICAL DEVELOPERS, INC., General Partner By: /s/ Stephen P. Hokanson Stephen P. Hokanson, President
BUYER:	TRIPLE NET PROPERTIES, L.L.C., a Virginia limited liability company
By: /s/ Jack Maurer Name: Jack Maurer Title: Executive Vice President